Exhibit 10.4.7

ONEBEACON INSURANCE GROUP, LTD.

NON-QUALIFIED STOCK OPTION AGREEMENT

AGREEMENT made as of this ___th day of _____ 2006, by and between OneBeacon Insurance Group, Ltd. (“the Company”), a Bermuda company limited by shares (“the Company”), and ___________ (“the Optionee”).

W I T N E S S E T H :

WHEREAS, the Optionee is now employed by the Company or a subsidiary of the Company and the Company desires to promote the interests of the Company and its subsidiaries by providing the Optionee with incentives to continue and increase his or her efforts with respect to, and remain in the employ of, the Company and its subsidiaries and, as an inducement thereto, the Company has determined to grant to the Optionee an option pursuant to the OneBeacon Long-Term Incentive Plan (the “Plan”).

NOW, THEREFORE, it is agreed between the parties as follows:

1.  Grant of Option.  Subject to the terms and conditions hereof, the Company hereby grants to the Optionee the right and option to purchase from the Company up to, but not exceeding in the aggregate, ____ shares of the Company’s Common Shares, $____ par value (the “Common Shares”), at an exercise price of $____ per share (the “Option”).  The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.  Vesting of Right to Exercise Option.  The Optionee may purchase from the Company the following aggregate number of shares covered by the Option on and after each of the following dates during the term of the Option:

Date	Number of Shares Available On a Cumulative Basis

Third anniversary of the date the Company consummates the initial public offering of its Common Shares	One-third of all option shares, rounded down to the nearest whole number of shares

Fourth anniversary of the date the Company consummates the initial public offering of its Common Shares	Two-thirds of all option shares, rounded down to the nearest whole number of shares

Fifth anniversary of the date the Company consummates the initial public offering of its Common Shares	100% of all option shares

The Option, to the extent vested, shall be exercisable in whole at any time or in part from time to time during the term of the Option.  The term of the Option shall be five (5) years and six (6) months from the date the Company consummates the initial public offering of its Common Shares or such shorter period as is prescribed in paragraph 3.  Notwithstanding anything in this Agreement or the Plan to the contrary, this Option shall not be exercisable unless, on or before the sixtieth day after the date of this award agreement, the Company consummates the initial public offering of its Common Shares.

3.  Termination of Employment.  If at any time the Optionee’s employment with the Company or any subsidiary shall be terminated for any reason other than death or Disability (as described below), the Optionee shall have the right to exercise this Option to the extent of the shares with respect to which the Option could have been exercised by the Optionee as of the date of his or her termination of employment in accordance with its terms but in no event beyond the earlier of (i) three months after the date of termination of employment or (ii) the scheduled expiration of such Option.  If the Optionee shall voluntarily terminate his or her employment with the Company (including retirement), the Board may determine that the Optionee may exercise his or her Option with respect to some or all of the shares subject to the Option as to which it would not otherwise be exercisable on the date of his or her voluntary termination; provided, however, that in no event may the Option be exercised after the scheduled expiration of the Option.

If an Optionee shall become Disabled, he may, at any time within three years of the date he becomes disabled (but in no event after the scheduled expiration date of the Option) exercise the Option with respect to (i) any shares as to which he could have exercised the Option on the date he became Disabled and (ii) if the Option is not fully exercisable on the date he becomes Disabled, the number of additional shares as to which the Option would have become exercisable had he remained an employee through the next date on which additional shares were scheduled to become exercisable under the Option.

If an Optionee shall die while holding an Option, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the scheduled expiration of Option), may exercise the Option with respect to (i) any shares as to which the decedent could have exercised the Option at the time of his death, and (ii) if the Option is not fully exercisable on the date of his death, the number of additional shares as to which the Option would have become exercisable had he remained an employee through the next date on which additional shares were scheduled to become exercisable under the Option; provided, however, that if death occurs during the three-year period following a Disability, the three-year period following a retirement or any period following a voluntary termination in respect of which the Board has exercised its discretion to grant continuing exercise rights, the Option shall not become exercisable as to any shares in addition to those as to which the decedent could have exercised the Option at the time of his death.

If an Optionee ceases to be employed by the Company or one of its subsidiaries by reason of Related Employment, he shall not be considered to have incurred a termination of employment for purposes of this Agreement.

4.  Exercise of Option.  The Optionee, from time to time during the period when the Option hereby granted may by its terms be exercised, may exercise the Option by delivering to the Company a written notice signed by the Optionee stating the number of shares that the Optionee has elected to purchase and the manner of payment for such shares.  The notice shall be accompanied by payment in full by (a) cash or check, or, (b) delivery of shares of Common Shares, duly endorsed for transfer (or with duly executed stock powers attached), (c) if there shall be a public market for the Common Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell a number of Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the exercise price or (d) any combination of the foregoing, for an amount equal to the purchase price of the shares then to be purchased (including any withholding taxes as determined by the Committee).  Common Shares surrendered as payment for shares purchased pursuant to the exercise of this Option will be valued, for such purposes, at fair market value (as determined by the Committee) on the date of such Option exercise.  As soon as practicable after receipt of the foregoing, the Company shall issue the shares in the name of the Optionee and deliver the certificates therefor to the Optionee.

Anything to the contrary herein notwithstanding, the Company’s obligation to sell and deliver Common Shares under this Option is subject to such compliance with Federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable.  The Company shall not be required to sell and deliver stock pursuant hereto unless and until it receives satisfactory proof that the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or the provisions of any state law governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and state laws.

5.  Non-Assignability.  The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution and may be exercised during the Optionee’s lifetime only by the Optionee or by his or her guardian or legal representative.  Any transferee of the Option shall be subject to the terms and conditions of this Agreement.  No such transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement.  No assignment or transfer of this Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise except a transfer by the Optionee by will or by the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

6.  Disputes.  As a condition of the granting of the Option, the Optionee and the Optionee’s successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by such Committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

7. Dilution and Other Adjustments.  In the event of any change in the Outstanding Shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, and if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of shares subject to, or the Option price per share under, any outstanding Option, which has been awarded to any participant Optionee, then such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

8.  Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to any of the unexercised shares until the issuance of a stock certificate or certificates upon the exercise of the Option in full or in part, and then only with respect to the shares represented by such certificate or certificates.

9.  Notices.  Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested.  All notices to the Company shall be delivered to the Committee or addressed to the Compensation Committee of the Company at its offices at One Beacon Street, Boston, Massachusetts 02108.  All notices by the Company to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee’s last address as then contained in the records of the Company or such other address as the Optionee may designate.  Either party by notice to the other may designate a different address to which notices shall be addressed.  Any notice given by the Company to the Optionee at the Optionee’s last designated address shall be effective to bind any other person who shall acquire rights hereunder.

10.  Provisions of Plan Controlling.  The provisions hereof are subject to the terms and conditions of the Plan.  In the event of any conflict between the provisions of this Option and the provisions of the Plan, the provisions of the Plan shall control.  All capitalized concerning this Agreement shall have the same meaning, as in the Plan unless otherwise defined in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ONEBEACON INSURANCE GROUP, LTD.

By:
Name:
Its:

OPTIONEE:

By:
Name: